UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2007

IDO SECURITY INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51170	---
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, New York, NY 10004
(Address of principal executive offices, including Zip Code)

212-269-4051
(Registrant’s telephone number, including area code)

THE MEDICAL EXCHANGE INC.
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02, which is incorporated into this Item 1.01 by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On June 20, 2007, the Board of Directors of IDO Security Inc. (the "Company") appointed Michael Goldberg, the Company’s acting Chief Executive Officer since July 2006, to the position of President. Mr. Goldberg’s appointment became effective on July 2, 2007.

In connection with his appointment as President, the Company and Mr. Goldberg entered into an employment agreement pursuant to which Mr. Goldberg will be paid an annual salary of $198,000, payable monthly. Under the agreement, Mr. Goldberg is to provide 90% of his time to the business of the Company. Mr. Goldberg agreed to defer $4,500 of his monthly gross salary until such time as the Company shall have concluded permanent financing. The employment agreement has an initial term of one year; thereafter, the employment agreement provides that it is to be renewed automatically for additional one year periods unless either party shall advise the other 90 days before expiration of the initial (or a renewal term) of its intention to not renew the agreement beyond its then scheduled expiration date. Mr. Goldberg can terminate the employment agreement and the relationship thereunder at any time upon 60 days’ notice. If during the initial term the Company were to terminate the agreement for any reason other than “Just Cause” (as defined the employment agreement), then the Company is to pay to Mr. Goldberg the salary then payable under the agreement through the scheduled expiration of the initial term; if such termination for any reason other than “Just Cause” were to take place during a renewal period, then the Company is to pay to Mr. Goldberg an amount equal to three months’ salary. Pursuant to the terms of a yet to be adopted Company stock option/incentive plan, Mr. Goldberg will be awarded options to purchase 1,200,000 shares (post split) of the Company’s common stock, of which options for 525,000 shares, at a per share purchase price of $0.17, shall be fully vested at the time of grant and options for the remaining shares are to vest in equal installments of 84,375 shares at the end of each calendar quarter, beginning September 30, 2007, at per share exercise prices ranging between $0.25 and $1.25. The employment agreement also includes certain customary confidentiality and non-compete provisions that prohibit the executive from competing with the Company or soliciting the Company's employees for 12 months following the termination of his employment.

(b) On July 1, 2007, Mr. Henry Shabat was appointed Chief Operating Officer of IDO Security Ltd. (“IDO Ltd.”), the Company’s Israeli based wholly-owned subsidiary. IDO Ltd. is the Company’s principal subsidiary through which the Company’s research and development as well as marketing activities are conducted.

Since June 2002, Mr. Shabat has provided consulting and managerial services primarily related to the homeland security field, including development and manufacturing of wireless communications and aeronautical Systems, police & security encrypted  communication systems and border control systems.

In connection with Mr. Shabat’s retention as IDO Ltd.’s Chief Operating Officer, on July 1, 2007, IDO Ltd. and Henry Shabat Ltd., a company owned by Mr. Henry Shabat, entered into a Management Agreement pursuant to which Mr. Shabat is to serve as IDO Ltd.’s Chief Operating Officer. Under the management agreement, Mr. Shabat is to be paid a monthly fee of $5,000. The management agreement has an initial term of one year; thereafter, the management agreement provides that it is to be renewed automatically for additional one year periods unless either party shall advise the other 90 days before expiration of the initial (or a renewal term) of its intention to not renew the agreement beyond its then scheduled expiration date. Pursuant to the terms of a yet to be adopted Company stock option/incentive plan, Mr. Shabat will be awarded options to purchase 240,000 shares (post split) of the Company’s common stock, which are scheduled to vest in equal installments of 30,000 shares at the end of each 90 day period following the execution of the management agreement. The per share exercise price range between $0.17 and $1.67 (post split level). The employment agreement also includes certain customary confidentiality and non-compete provisions that prohibit the executive from competing with the Company or soliciting the Company's employees for 12 months following the termination of his retention.

(c) On June 29, 2007, Mr. Jorge Wolf was appointed as Manager of Business Development for each of the Company and IDO Ltd. In that capacity, it is intended that Mr. Wolf will be assuming day-to-day management and decision-making functions with respect to business development activities, subject to the oversight of Mr. Goldberg, as President.

Since May 2002, Mr. Wolf has provided consulting and managerial services to businesses operating within B2B International Commerce arenas,  satellite communications for security applications, Internet and Web based applications.

In connection with Mr. Wolf’ retention, each of the Company and IDO entered into a consultancy agreement pursuant to which Mr. Wolf is to be paid a monthly fee of $5,286 under each agreement. Each of the consulting agreements has an initial term of two years; thereafter, each agreement provides that it is to be renewed automatically for successive two year periods unless either party shall advise the other 90 days before expiration of the initial (or a renewal term) of its intention to not renew the agreement beyond its then scheduled expiration date. Under the agreement, Mr. Wolf is to provide 45% of his time to the business of the Company; however, while retained by the Company or IDO Mr. Wolf will not engage in any activities that conflict with the business of the Company. Pursuant to the terms of a yet to be adopted Company stock option/incentive plan, under the consulting agreement with the Company, Mr. Wolf will be awarded options to purchase 1,200,000 shares (post split) of the Company’s common stock, which are scheduled to vest in equal installments of 150,000 shares at the end of each 90 day period following the execution of the consulting agreement. The per share exercise price range between $0.17 and $1.67 (post split level). The employment agreement also includes certain customary confidentiality and non-compete provisions that prohibit the executive from competing with the Company or soliciting the Company's employees for 12 months following the termination of his retention.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2007	IDO SECURITY INC.

	By:	/s/ Michael Goldberg
President

4